EXHIBIT 99.2
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
                                   ITRON, INC.
   RECONCILIATION BETWEEN GAAP NET INCOME (LOSS), EBITDA AND PRO FORMA EBITDA


(Unaudited, in thousands)                                  Three Months Ended      Twelve Months Ended
                                                               December 31,            December 31,
                                                            2004         2003       2004        2003
                                                          ---------   ---------   ---------   ---------
GAAP basis net income (loss)                              $ (7,007)   $ (1,639)   $ (5,257)   $ 10,478

Adjustments to net income (loss)
  Interest income                                              (14)        106        (166)       (159)
  Interest expense                                           4,983         421      13,145       2,638
  Income tax provision (benefit)                            (5,135)       (708)     (4,149)      7,421
  Depreciation and amortization                             19,859       4,950      38,785      19,040
                                                          ---------   ---------   ---------   ---------
     Total adjustments                                      19,693       4,769      47,615      28,940

                                                          ---------   ---------   ---------   ---------
EBITDA                                                    $ 12,686    $  3,130    $ 42,358    $ 39,418

  In-process research and development                        6,400           -       6,400         900
  Non-cash stock based compensation                            227           -         227           -

                                                          ---------   ---------   ---------   ---------
PRO FORMA EBITDA                                          $ 19,313    $  3,130    $ 48,985    $ 40,318
                                                          =========   =========   =========   =========
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